Exhibit 24.1

                                 TAMPA ELECTRIC COMPANY
                                    POWER OF ATTORNEY

        WHEREAS, the Board of Directors of Tampa Electric Company, a Florida corporation, at a meeting held on January 17, 1996, authorized the officers and Directors of the Company to execute an Annual Report on Form 10-K and authorized the officers of the Company to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

        NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Company, does hereby appoint
R. H. Kessel, W. L. Griffin and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Company, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

        IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.

                               /s/ T. L. Guzzle             January  17, 1996
                         T. L. Guzzle, Chairman of the Board,
                         Director and Chief Executive Officer
                            (Principal Executive Officer)

                               /s/ A. D. Oak                January  17, 1996
                              A.D. Oak, Vice President,
                        Treasurer and Chief Financial Officer
                            (Principal Financial Officer)

                              /s/ W. L. Griffin             January  17, 1996
                       W. L. Griffin, Vice President-Controller
                            (Principal Accounting Officer)

                                   /s/ G. F. Anderson       January  17, 1996
                               G. F. Anderson, Director

                                    /s/ C. D. Ausley        January  17, 1996
                                C. D. Ausley, Director

                                   /s/ S. L. Baldwin        January  17, 1996
                               S. L. Baldwin, Director

                                  /s/ H. L. Culbreath       January  17, 1996
                              H. L. Culbreath, Director

                                 /s/ J. L. Ferman, Jr.      January  17, 1996
                             J. L. Ferman, Jr., Director


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                                                                Exhibit 24.1

                                  /s/ E. L. Flom           January  17, 1996
                                 E. L. Flom, Director

                                  /s/ H. R. Guild, Jr.     January  17, 1996
                              H. R. Guild, Jr., Director

                                  /s/ D. R. Hendrix        January  17, 1996
                               D. R. Hendrix, Director

                                  /s/ R. L. Ryan           January  17, 1996
                               R. L. Ryan, Director

                                  /s/ W. P. Sovey          January  17, 1996
                               W. P. Sovey, Director

                                  /s/ J. T. Touchton       January  17, 1996
                               J. T. Touchton, Director

                                  /s/ J. A. Urquhart       January  17, 1996
                               J. A. Urquhart, Director

                                  /s/ J. O. Welch, Jr.     January  17, 1996
                             J. O. Welch, Jr.,  Director




























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